EX-23.1
AUDITOR'S CONSENT

Perrella & Associates, P.A.
Certified Public Accounts
555 S. Powerline Road
Pompano Beach, FL 33069-3018
Tel: 1-954-979-5353

INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors and Stockholders of Technology Connections, Inc.
Charlotte, North Carolina

We hereby consent to the use in the Registration Statement of Technology Connections, Inc. on Form S-8 to be filed on or about January 23, 2003 with the Securities and Exchange Commission our report dated January 29, 2002 on the financial statements of Technology Connections, Inc. which expresses an unqualified opinion.

/s/ Perrella & Associates, PA
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